STATE OF GEORGIA
COUNTY OF FULTON

THIS LEASE, made this 26 day of September, 2005, by and between **BEDFORD REALTY COMPANY, LLC.**, an Illinois corporation, whose mailing address is P.O. Box 730, Bedford Park, Illinois 60499-0730, as Party of the First Part, hereinafter referred to as "Lessor"; and **ONEUP INNOVATIONS, INC.**, a Georgia corporation, whose mailing address is 6300 Powers Ferry Road, Suite 600, Box 346, Atlanta, Georgia 30339, as Party of the Second Part, hereinafter referred to as "Lessee";

WITNESSETH:

PREMISES

1. Lessor, for and in consideration of the rents, covenants, agreements and stipulations hereinafter mentioned, reserved and contained, to be kept, paid, and performed by Lessee, has leased and rented, and by these presents does lease and rent unto Lessee, and Lessee hereby agrees to lease and take upon the terms and conditions hereinafter set forth, all of that tract or parcel of land, owned by Lessor, and being more particularly described in "Exhibit A", hereto attached and made a part hereof, together with a building located thereon containing **approximately 133,000 square feet of floor space known as 2745 Bankers Industrial Drive, Gwinett/DeKalb County, Georgia**, and being hereinafter referred to as "Premises". A floor plan of the Premises is marked Exhibit "B", attached hereto and made a part hereof.

RENTAL

2. Lessee shall pay to Lessor, c/o M K Management Company, Inc., at Post Office Box 19859, Atlanta, Georgia 30325-0859, or to such managing agent, or to such other address as Lessor, or Lessor's attorney or agent, may, from time to time, designate by written notice to Lessee, promptly on the first day of each month, in advance, without offset, deduction or prior demand, during the term of this Lease **a base monthly rental as follows:**

Thirteen Thousand Three Hundred and 00/100 Dollars ($13,300.00) for the period from January 1, 2006 through December 31, 2006;
Fourteen Thousand Nine Hundred Sixty-Two and 50/100 Dollars ($14,962.50) for the period from January 1, 2007 through December 31, 2007;
Twenty-Two Thousand One Hundred Sixty-Six and 67/100 Dollars ($22,166.67) for the period from January 1, 2008 through December 31, 2008;
Twenty-Eight Thousand Five Hundred Ninety-Five and 00/100 Dollars ($28,595.00) for the period from January 1, 2009 through December 31, 2009;
Twenty-Nine Thousand Four Hundred Eighty-One and 67/100 Dollars ($29,481.67) for the period from January 1, 2010 through December 31, 2010;
Thirty Thousand Three Hundred Sixty-Eight and 34/100 Dollars ($30,368.33) for the period from January 1, 2011 through December 31, 2011;
Thirty-One Thousand Two Hundred Fifty-Five and 00/100 Dollars ($31,255.00) for the period from January 1, 2012 through December 31, 2012;
Thirty-Two Thousand One Hundred Forty-One and 67/100 Dollars ($32,141.67) for the period from January 1, 2013 through December 31, 2013;
Thirty-Three Thousand One Hundred Thirty-Nine and 17/100 Dollars ($33,139.17) for the period from January 1, 2014 through December 31, 2014; and
Thirty-Four Thousand Three Hundred Fifty-Eight and 34/100 Dollars ($34,358.34) for the period from January 1, 2015 through December 31, 2015,

payable in lawful money of the United States of America. **The first month's rental shall be paid upon the execution of this Lease.**

As security for Lessee's faithful performance of Lessee's obligations hereunder, Lessee shall provide Lessor with an "Irrevocable Letter of Credit" (a copy of which is attached as Exhibit "C") in the amount of Two Hundred Twenty-Five Thousand and 00/100 Dollars ($225,000.00) to be in effect for five years from the start of this Lease, or January 1, 2006 - December 31, 2010. Said Irrevocable Letter of Credit shall be posted to guarantee the Lessee's obligation for the first 5 years of this lease agreement and shall be at Lessee's expense. The format of said Irrevocable Letter of Credit shall be subject to the approval of Lessor and must be drawn upon a financial institution to be mutually agreed upon by Lessor and Lessee. If Lessee fails to pay rent or other charges due hereunder or otherwise defaults with respect to any provision of this Lease, Lessor may draw upon said Irrevocable Letter of

Credit in accordance with its terms for the payment of any rent or other charge in default, or for payment of any other sum which Lessor may become obligated to pay by reason of Lessee's default, or to compensate Lessor for any loss or damage which the Lessor may suffer thereby. If Lessor draws upon said Irrevocable Letter of Credit, Lessee shall cause it to be restored to the full amount stated above within fifteen (15) days after written demand therefor, and Lessee's failure to do so shall be a material breach of the Lease. Upon expiration of the initial $225,000.00 Letter of Credit, at the commencement of the 6th year of this lease, Lessee shall obtain a new irrevocable letter of credit, in the amount of $25,000.00, in lieu of a security deposit on said lease payments, subject to draw down and restoration provisions as outlined above.

No payment by Lessee or receipt by Lessor of a lesser amount than the correct Base Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction. Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of the amount due or to pursue any other remedy in this Lease or otherwise provided by law or equity.

Any payment of monthly rental not received by Lessor by the seventh day of the month or any payment of additional rent not received when due shall bear a handling fee of five hundred dollars ($500.00) for the purpose of defraying expenses incurred by Lessor such as bookkeeping, personnel, processing and other costs not contemplated hereunder and incapable of exact computation. In the event that any such overdue payment is not made within one (1) month of the due date thereof, an additional handling fee of five percent (5%) of the amount so overdue may be charged by the Lessor hereof for such purpose, and said Lessor may charge an additional five percent (5%) of the amount so overdue for each additional month, or fraction thereof, during which any such payment remains past due. The foregoing handling fees apply individually to each required payment of monthly rental or payment of additional rent which is past due, and once imposed will not be adjusted pro rata on a daily basis. Lessor and Lessee agree that said fee represents a fair and reasonable estimate of Lessor's expenses. In the event Lessee mails or otherwise transmits said payment after the seventh day of the month, Lessee shall add the amount of the handling fee to the monthly rental. Upon the failure of Lessee to pay said handling fee, after a notice in writing from Lessor, or Lessor's agent, or Lessor's managing agent, within five days after receipt of such notice, such failure shall constitute an act of default under the provisions of paragraph 15 of this Lease. The postmark of the United States Postal Service shall be evidence of the date of mailing. The handling fee shall be in addition to the remedies available to Lessor pursuant to Paragraph 15 hereinbelow and shall in no way be construed to limit those remedies.

TERM

3. **The term of this Lease shall be for One Hundred Twenty (120) months, and shall commence on January 1, 2006 and shall terminate on December 31, 2015. Notwithstanding the foregoing, Lessee shall be permitted to take possession of the premises prior to the commencement of the term for purposes of installing necessary production equipment and to allow Lessee to engage in recruitment of employees at the Premises. Lessee shall provide Lessor with notice of its intent to take possession at least 5 working days prior to doing so.**

Except as otherwise provided in this Lease, Lessee hereby accepts the Premises "AS IS" in the condition existing as of the date of this Lease or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county, state and federal laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants, or restrictions now of record with respect to the Premises of which Lessee is notified. Lessee shall, at Lessee's sole expense, comply with all zoning, municipal, county, state, and federal laws, ordinances, regulations, rules, orders, directions and requirements now in force or which may hereinafter be in force, which shall impose any duty upon Lessor or Lessee with respect to the use, occupation or alteration of the Premises, or as a result of the contents stored in the Premises or distributed therefrom, including any improvements to the Premises or use fees required by such governmental entities which shall be necessary to obtain a certificate of occupancy. [If future laws require capital improvements or changes, Lessor will perform at Lessor's expense.]

REPAIRS BY LESSOR

4. Lessor shall maintain the foundation, the structural components of the building, utilities leading to the building and the roof, provided, however, Lessor shall not be responsible for any repairs or replacements necessitated by the negligence or intentional conduct of Lessee, or Lessee's agents, contractors, or employees.

REPAIRS AND MAINTENANCE BY LESSEE

5. With the exception of those items that are the responsibility of Lessor, Lessee agrees to keep and maintain the building and all other improvements on the leased Premises, and parking areas and driveways used in connection with the leased Premises, in good working order and in as good a state of repair as the same are turned over to it, and in a clean, safe and sanitary condition, and Lessee agrees to make all needed restorations, renewals and repairs to, or replacements of, the improvements, whether interior or exterior, whether structural or non-structural, whether foreseen or unforeseen, whether ordinary or extraordinary, and regardless of the time remaining in the term of this Lease. Without limiting the foregoing, Lessee agrees to keep and maintain the electrical and plumbing fixtures, the electrical switches and receptacles, the commodes and basins, the heating and air conditioning units, including the thermostatic controls and filters, the windows and doors, and shall replace all broken glass in the windows and doors. Lessee shall be responsible for making all repairs to the paved areas caused by the negligence of any agent or any employee of Lessee, or by the agent of any service company coming upon the Premises at the request of Lessee, or in connection with the business of Lessee, or caused by those using or emptying the dumpster used by the Lessee. Lessee agrees to enter into a service contract with a reliable, certified heating and air conditioning company to maintain the heating and air conditioning units and keep them in good working order. Lessee shall furnish Lessor a copy of the service contract, and upon request of Lessor, shall also furnish copies of routine maintenance reports or invoices. Lessee shall replace the heating and air conditioning units when they become inoperative. Lessee shall keep the Premises and the outside areas adjacent thereto, including the grounds, neat and free of trash, scraps, materials, products, or portions thereof used in its business. Lessee further agrees to repair, replace and restore all improvements on the Premises following any damage to or loss or destruction of the Premises or any part thereof from any cause whatsoever, at Lessee's expenses and without cost to Lessor, except as provided in Paragraph 11 hereof. Lessee shall thoroughly clean and reseal, as necessary, the warehouse floor. Lessee shall routinely clean the Premises in a commercially reasonable manner.

In the event Lessee fails to make any repairs or replacements, or maintain the leased Premises, in accordance with the provisions of the Lease, the Lessor may, but shall not be obligated, to make said repairs or replacements or perform such maintenance, and bill Lessee for the cost of the same. Said amount shall be paid by Lessee within thirty days as part of the rental due thereon.

Lessee shall promptly notify Lessor, in writing, of any defective condition which Lessor is required to correct after which Lessor shall have a reasonable opportunity to inspect the same and initiate proceedings to correct the deficiency. If Lessor fails to correct such deficiencies within a reasonable period of time, Lessee may cause such corrections to be made and shall, thereafter, submit such bill(s) to Lessor for reimbursement.

Lessee shall make all other repairs which may be necessary other than those hereinabove set forth as the responsibility of Lessor.

STRUCTURAL AND SYSTEMS ALTERATIONS BY LESSEE

6. Lessee agrees not to make any structural alteration to the building inside or out, or changes or additions to the electrical, plumbing, heating and air conditioning systems and equipment without prior written consent of the Lessor, which shall not be unreasonably withheld or delayed. Lessee will submit in writing to Lessor a plan detailing the alterations and materials to be used when seeking Lessor's consent. Such consent will not be unreasonably withheld but will be given subject to Lessee's compliance, at Lessee's sole expense, with all building codes and all zoning, municipal, county, state, and federal laws, ordinances, regulations, rules, orders, directions and requirements, which impose any duty upon Lessor or Lessee with respect to the use, occupation or alteration of the Premises. Lessor's consent shall also be given subject to receipt from Lessee of a building or construction permit issued by the appropriate local authority. Any such alteration or change shall become at once a part of the realty and shall belong to and be the property of Lessor. Lessee, however, shall have the right to make repairs and decorations to the interior of the demised Premises without Lessor's consent. All partitions, counters and other fixtures which shall be installed by Lessee for the operation of its business shall remain the property of the Lessee and shall be removable by Lessee upon the expiration of this Lease, but any damage caused by such removal shall be promptly repaired by Lessee. Lessee agrees to pay when due all claims for labor or materials furnished to or for Lessee at or for use in the leased Premises. At Lessor's option, no alterations will be permitted which change the general nature of the leased facility to a special use purpose, or because of their nature, reduce the value of the building.

UTILITY BILLS

7. Lessee shall pay all utility bills incurred by it, including telephone, water, gas, electricity, fuel, light, heat, sprinkler and fire line charges, alarm systems, storm water drainage and

sewer charges, trash collection and all other utility or service bills for the Premises. If Lessee does not pay the same, Lessor may pay the same and such payment shall become additional rental to be paid within thirty days after notice in writing by Lessor to Lessee.

USE OF PREMISES

8. Premises shall be used for office, manufacturing and warehouse purposes. Lessee will permit no liens to attach or exist against the Premises or Lessor's leasehold interest, nor commit any waste. Premises shall not be used for any illegal purposes, nor in any manner to create any nuisance or trespass, nor in any way which would violate any law, ordinance, or restrictive covenant affecting the Premises, nor in any manner as would cause cancellation of, prevent the use of, or increase the rate of the standard form of All Risk coverage insurance policy to be carried by Lessor.

In the event said insurance rate is increased over the least hazardous rate due to the nature of the use of the Premises by Lessee, said increased amount shall be paid by Lessee as additional rental on the first day of the month following receipt of notification of the payment thereof by Lessor.

LIABILITY OF LESSEE AND LIABILITY INSURANCE

9. Lessee shall indemnify and hold harmless Lessor from and against any and all losses, damages, liabilities and claims occasioned by, arising or resulting from or growing out of Lessee's use of the Premises, or from the conduct of Lessee's business, or from any activity, work or things done, permitted or suffered by Lessee in or about the leased Premises, except those acts and omissions of Lessor, its agents, employees and authorized representatives. Lessee shall further indemnify and hold harmless Lessor from and against any and all suits and/or claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease or arising from any act or omission of Lessee or any of Lessee's officers, agents, contractors, employees, guests or invitees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any claim or action or proceeding brought thereon. In case any action or proceeding be brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, shall defend the same at Lessee's expense by counsel satisfactory to Lessor.

Lessee agrees that Lessee, as a material part of the consideration to Lessor, assumes all risk of damage to property or injury to persons, in, upon or about the Premises, and that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for any damage to any goods, wares, merchandise, or other property of Lessee, or Lessee's officers, contractors, agents, employees, invitees, customers or any other person in, upon or about the Premises, unless such damage or loss is solely caused by the gross negligence or willful misconduct of Lessor, its agents, employees or authorized representatives, nor shall Lessor be liable for injury to the person of the Lessee or to Lessee's officers, contractors, agents, employees, invitees or customers whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or from other sources or places, and regardless of whether the cause of such damage or injury or means of repairing the same is inaccessible to Lessee. Lessor shall not be liable for, and Lessee waives all of its claims for, any damages, claims, costs or liabilities arising from or in connection with any act or neglect of any third party, except those acts and omissions of Lessor, its agents, employees and authorized representatives.

Lessee shall, during the term of this Lease, procure at its expense and keep in force the following insurance:

(i) Commercial general liability insurance against any and all claims for bodily injury and property damage occurring in, upon or about the Premises arising out of Lessee's use and occupancy of the Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence with a Two Million Dollar ($2,000,000.00) aggregate limit and excess umbrella liability insurance in the amount of Two Million Dollars ($2 ,000,000.00) . Such liability insurance shall be primary and not contributing to any insurance available to Lessor and Lessor's insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Lessee under this Lease.

(ii) Personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located in, upon or about the Premises for perils coverage by the causes of loss--special form (all risk) and in addition, coverage for flood, earthquake and boiler and machinery (if applicable). Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing.

(iii) Worker's compensation insurance in accordance with statutory law and employer's liability insurance with a limit of not less than $100,000 per employee and $500,000 per occurrence.

(iv) Such other insurance as required by Lessor's lenders, or mortgagees of any deed to secure debt or mortgage encumbering the Premises, exclusive of environmental insurance.(No additional insurance is required as of the date of the Lease.)

The policies listed in (i), (ii) and (iv) above shall name Lessor and the holder of any deed to secure debt or other security instrument encumbering the Premises as an additional insured. The policies required to be maintained by Lessee shall be with companies rated A or better in the most current issue of Best's Insurance Reports. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA. Any deductible amounts under any insurance policies required hereunder shall not exceed $25,000.00 and Lessee shall be responsible for payment of the deductible. Certificates of insurance shall be delivered to Lessor prior to the commencement date and annually thereafter at least thirty (30) days prior to the expiration date of the old policy. Lessee shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Lessor as required by this Lease. Each policy of insurance shall provide notification to Lessor at least thirty (30) days prior to any cancellation or modification to reduce the insurance coverage.

In the event Lessee does not purchase the insurance required by this lease or keep the same in full force and effect, Lessor may, but shall not be obligated to, purchase the necessary insurance and pay the premium. The Lessee shall repay to Lessor, as additional rent, the amount so paid promptly upon demand. In addition, Lessor may recover from Lessee and Lessee agrees to pay, as additional rent, any and all reasonable expenses (including attorney's fees) and damages which Lessor may sustain by reason of the failure of Lessee to obtain and maintain such insurance.

LOAN DEED

10. Lessor shall have the right to place a Deed to Secure Debt against the property on which the building is erected as security for a loan to be obtained by Lessor. Lessee hereby agrees that this Lease shall be and is hereby subordinate to any such Deed To Secure Debt and further agrees, notwithstanding said subordination, to attorn to any purchaser at any foreclosure sale or sale of the Premises pursuant to said Deed To Secure Debt; provided, however, that said subordination and attornment is conditioned upon the lender or grantee under the Deed To Secure Debt not disturbing Lessee in the exercise of its rights under this Lease and in its quiet possession of the Premises so long as Lessee is not in default hereunder. The foregoing subordination, non-disturbance and attornment shall be automatic and shall not require the execution of any further instrument. Lessee agrees that if it sends a notice to Lessor that Lessee will also send a copy of any such notice to the holder of the Deed to Secure Debt, and in the event any notice specifies some default on the part of Lessor, Lessee agrees to afford the holder of the Deed to Secure Debt a reasonable time to effect a cure of such default for and on behalf of Lessor, if the Lessor fails to cure the default. Lessee agrees to execute such documents as may be reasonably required by the lending agency, making such loan, provided such documents do not invalidate Lessee's rights hereunder.

Within ten (10) calendar days after written request from Lessor, Lessee shall execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), the dates to which rental and any other charges payable by Lessee hereunder are paid in advance, if any, and the amount of the Security Deposit, (ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of the Lessor hereunder (or specifying such defaults if any are claimed), and (iii) in case of a transfer of Lessor's interest, attorning to the transferee. Lessee hereby acknowledges that prospective lending agencies or transferees may rely on the statement. Lessee's failure to deliver said statement within the time provided shall conclusively evidence Lessee's representation that this Lease is in full force and effect, without modification, except as Lessor may represent; that there are no uncured defaults on the part of Lessor hereunder; and that Lessor is not holding a Security Deposit in excess of $20,000.00 under this Lease. Upon request by Lessee, Lessor agrees to provide to Lessee an estoppel letter with the same general provisions set forth above.

DESTRUCTION OF OR DAMAGE TO PREMISES

11. If Premises are totally destroyed by storm, fire, lightning, earthquake, or other casualty, this Lease shall terminate as of the date of such destruction, and rental shall be accounted for as between Lessor and Lessee as of that date. If Premises are damaged but not wholly destroyed by any of such casualties ("Partially Damaged"), rental shall abate in such proportion as use of the

Premises has been affected, and Lessor shall restore Premises to substantially the same condition as before damage as speedily as practicable, whereupon full rental shall recommence, provided further, however, that if the damage shall be so extensive that the same cannot be reasonably repaired and restored within six months from the date of the casualty, then either Lessor or Lessee may cancel this Lease by giving written notice to the other party within thirty days from the date of such casualty. And in such event, rental shall be apportioned and paid up to the date of such casualty. Lessor shall have no liability to Lessee with respect to any loss sustained by Lessee with respect to Lessee's property or fixtures. Lessor's obligation to restore shall, in any event, be limited to the insurance proceeds received by Lessor pursuant to Paragraph 29 hereinbelow.

In addition, if the Premises are Partially Damaged during the last twelve months of the term of this Lease, Lessor may, at Lessor's option, cancel and terminate this Lease as of the date the Premises are Partially Damaged by giving Lessee written notice of Lessor's election to so cancel and terminate this Lease within thirty (30) days after the date the Premises are Partially Damaged. However, in the event that Lessee has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Lessee may exercise such option, if it is to be exercised at all or, in the event Lessee has already exercised such option, shall reconfirm such exercise in writing, within twenty (20) days after the Premises are Partially Damaged. If Lessee duly exercises such option, or reconfirms such option, within the twenty (20) day period, Lessor shall proceed to restore the Premises in accordance with the provisions of this paragraph set forth above.

CONDEMNATION

12. If the whole of the Premises, or such substantial portion thereof as will make Premises unusable for the purposes herein leased, be condemned by any legally constituted authority for any public use or purpose, then in either of said events the term hereby granted shall cease from the time when possession thereof is taken by the condemning authority, and rental shall be accounted for as between Lessor and Lessee as of that date. In the event the portion condemned is such that the remaining portion can, after restoration and repair, be made useable for Lessee's purposes, then this Lease shall not terminate; however, the rent shall be reduced equitably to the amount of the Premises taken. In such an event, Lessor shall make such repairs as may be necessary as soon as the same can be reasonably accomplished, provided compensation and damages caused by such partial condemnation are paid to Lessor by the condemning authority. Such termination, however, shall be without prejudice to the rights of either Lessor or Lessee, or both, to recover compensation and damage caused by condemnation from the condemnor. It is further understood and agreed that neither the Lessee nor Lessor shall have any rights in any award made to the other by any condemnation authority.

ASSIGNMENT AND SUBLETTING

13. (1) Lessee covenants and agrees that neither this Lease nor the term hereby granted, nor any part thereof, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, by operation of law or otherwise, and that neither the Premises, nor any part thereof, will be sublet or advertised for subletting or occupied, by anyone other than Lessee, or used for any purpose other than as hereinbefore set forth, without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. However, in the event Lessee assigns or sublets all or any portion of the premises at a greater rate of rental than what is provided by this Lease, said increased rental shall be divided equally between Lessor and Lessee. In the event Lessee requests Lessor to consent to an assignment or subletting of the Premises, or any portion thereof, Lessee shall submit to Lessor, with the request, a copy of the proposed assignment or sublease, and adequate financial information concerning the proposed assignee or sublessee, at least thirty (30) days prior to the commencement date of the assignment or sublease. A non-refundable administrative fee of $500.00 payable to M K Management Company, Inc. must accompany each request to assign or sublet this Lease and Lessee will be responsible for any reasonable attorney's fees actually incurred by Lessor in connection therewith. Lessee shall furnish to Lessor a copy of the executed assignment or sublease after obtaining Lessor's written consent. Lessor shall not be required to give its consent unless Lessee is fully complying with all of the terms, conditions and obligations imposed by this Lease on Lessee, and provided further Lessee is not in default thereof.

(2) If this Lease is assigned or if the Premises or any part thereof is sublet or occupied by anyone other than Lessee, Lessor may collect Rent, Additional Rent and other charges from the assignee, sublessee or occupant, and apply the net amount collected to the Rent, Additional Rent and other charges herein provided, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the obligations of Lessee under this Lease, nor shall the acceptance of the assignee, sublessee or occupant as a tenant be considered as a release of Lessee from the further performance on the part of Lessee of the terms, conditions and provisions of this Lease. [In the event

that Lessor consents to an assignment or sublease, Lessee's Letter of Credit may be terminated upon sub-lessee providing a substitute Letter of Credit, or such other security as Lessor deems adequate.

(3) The consent by Lessor to an assignment or subletting shall not relieve Lessee or the assignee from obtaining the express consent, in writing, of Lessor to any further assignment or subletting.

(4) Each permitted assignee or transferee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Lessee for the payment of the Rent, Additional Rent and other charges, and for the due performance of and compliance with all the terms, covenants, conditions and agreements herein contained on Lessee's part to be performed or complied with for the term of this Lease. No assignment shall be binding on Lessor unless such assignee or Lessee shall deliver to Lessor a duplicate original of the instrument of assignment which contains a covenant of assumption by the assignee of all of the obligations aforesaid and shall obtain from Lessor the aforesaid written consent, prior thereto.

(5) In the event Lessee desires to assign this Lease or sublet all or any portion of the Premises, Lessee shall provide Lessor with written notice thereof thirty (30) days prior to the date when Lessee desires to assign the Lease or sublet the Premises, and as part of said notice give Lessor an accurate description of that portion of the Premises (if less than the entire Premises) which Lessee desires to vacate.

(6) It is specifically understood by Lessee that whether or not Lessor permits Lessee to assign or sublet, Lessee shall continue to be bound to perform all Lessee's obligations as herein contained, including, but not limited to, the obligation to pay Rent and Additional Rent, and to restore the Premises at the expiration, or earlier termination, of the term of this Lease.

REMOVAL OF FIXTURES

14. Lessee may, if not in default hereunder, prior to the expiration of this lease, or any extension thereof, remove all trade fixtures and equipment which it has placed in the Premises, provided Lessee repairs all damage to the Premises caused by such removal.

DEFAULT BY LESSEE

15. In the event Lessee shall fail to pay the monthly rental by the tenth day of the month; or if Lessee is adjudicated a bankrupt; or if Lessee files a petition in bankruptcy under any section or provision of the bankruptcy law; or if an involuntary petition in bankruptcy is filed against Lessee, and same is not withdrawn or dismissed within sixty days from the filing thereof; or if a receiver or trustee is appointed for Lessee's property and the order appointing such receiver or trustee remains in force for thirty days after the entry of such order; or if, whether voluntarily or involuntarily, Lessee takes advantage of any debtor relief proceedings under any present or future law, whereby the rent or any part thereof is, or is proposed to be, reduced or payment thereof deferred; or if Lessee makes an assignment for the benefit of creditors; or if Lessee's effects should be levied upon or attached under process against Lessee, not satisfied or dissolved within thirty days after written notice from Lessor to Lessee to obtain satisfaction thereof; or if Lessee shall vacate or abandon the leased Premises; or if Lessee shall fail to perform or observe any other covenant, agreement, or condition to be performed or kept by the Lessee under the terms and provisions of this Lease, and such failure shall continue for thirty days after written notice thereof has been given by Lessor to the Lessee; then in any one of such events, Lessor shall have the right, at the option of the Lessor, then or at any time thereafter while such default or defaults shall continue, to elect either: (1) to cure such default or defaults at the expense of Lessee and without prejudice to any other remedies which it might otherwise have, any payment made or expenses incurred by Lessor in curing such default shall bear interest thereon at 18% per annum, or at such maximum legal rate as permitted by Georgia law, whichever shall be lower, to be and become additional rent to be paid by Lessee with the next installment of rent falling due thereafter; or (2) to terminate this Lease and upon said termination of this Lease, Lessee shall immediately surrender possession of the leased Premises to Lessor; or (3) re-enter the leased Premises and dispossess Lessee and anyone claiming under Lessee, by summary proceedings pursuant to the laws of the State of Georgia and remove their effects, and take complete possession of the leased Premises and elect to continue this Lease in full force and effect, but with the right at any time thereafter to declare this Lease terminated and the term ended; or (4) exercise any other remedies or maintain any action permitted to Landlords pursuant to the Laws of the State of Georgia, or any other applicable laws. After such termination or in such re-entry the Lessor may, under process of law, have all persons and Lessee's personal property removed from the Premises. Lessee hereby covenants in such event, for itself and all others occupying the leased Premises under Lessee, to peacefully yield up and surrender the leased Premises to the Lessor. Should Lessor declare this Lease terminated and the term ended, the Lessor shall be entitled to recover from Lessee the rental and all other sums due and owing by Lessee to the date of termination, including any rental

amounts heretofore waived, plus the costs of curing all of Lessee's defaults existing at or prior to the date of termination, including reasonable attorney's fees, plus the deficiency, if any, between Lessee's rental hereunder and the rental obtained by Lessor on another lease for the balance of the term remaining under this Lease, however, Lessor shall not be obligated to re-let the Premises. Should Lessor, following default as aforesaid, elect to continue this Lease in full force, Lessor may, but shall not be obligated to, rent the Premises by private negotiations, with or without advertising, and on the best terms available for the remainder of the term hereof, or for such longer or shorter period as Lessor shall deem advisable. Lessee shall remain liable for payment of all rentals and other charges and costs imposed on Lessee herein, in the amounts, at the times and upon the conditions as herein provided, but Lessor shall credit against such liability of the Lessee all amounts received by Lessor from such reletting after first reimbursing itself for all costs incurred in curing Lessee's defaults and re-entering, preparing and refinishing the Premises for reletting, and reletting the premises, and for the payment of any procurement fee or commission paid to obtain another tenant, and for all attorney fees and legal costs incurred by Lessor.

Any amount payable by Lessee to Lessor under this Lease and not paid when due shall bear interest from the due date (or, in the event of unpaid rental, from the day after the tenth calendar day following the due date thereof) at 18% per annum, or at such maximum legal rate as permitted by Georgia law, whichever shall be lower, to be and become additional rent to be paid by Lessee until the date of full payment of such past due amount with interest. Neither the accrual nor the payment of any such interest shall be deemed to excuse or cure any breach or default under this Lease on the part of Lessee. In the event any rental or other amounts of money due under this Lease are collected by or through an attorney at law, Lessee shall pay all reasonable attorney's fees incurred by Lessor in such collection, action or proceeding, together with all court costs.

RE-ENTRY BY LESSOR

16. No re-entry by Lessor or any action brought by Lessor to oust Lessee from the Premises shall operate to terminate this Lease unless Lessor shall give written notice of termination to Lessee, in which event Lessee's liability shall be as above provided. No right or remedy granted to Lessor herein is intended to be exclusive of any other right or remedy, and each and every right and remedy herein provided shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing in law or equity or by statute. In the event of termination of this Lease, Lessee waives any and all rights to redeem the premises either given by any statute now in effect or hereafter enacted.

EXTERIOR SIGNS

17. Before erecting any sign on the exterior walls of the building, Lessee shall submit to Lessor, in writing, a design of the type, size and nature of the sign, and shall receive the written approval of Lessor. Any such sign shall conform to all laws, ordinances, regulations and restrictive covenants pertaining thereto. Lessee shall be responsible for any damage to the building occasioned by the installation of such sign. Lessee shall place no sign upon the roof of the leased Premises, nor shall Lessee allow such signs as are permitted under the terms of this clause to be attached to any part of the roof, including the flashing or gutters of the within leased Premises. Lessee shall remove said sign upon the termination of this Lease and repair any damage to the building caused by the removal of the sign.

CARDING AND ENTRY BY LESSOR

18. Lessor may card Premises "For Rent" or "For Sale" 270 days before the termination of this Lease. Lessor may enter the Premises during Lessee's business hours to exhibit same to prospective purchasers or tenants, to make repairs required of Lessor under the terms hereof, to inspect the Premises or to make repairs to Lessor's adjoining property, if any. Lessor shall be required to notify Lessee by telephone no less than twenty-four (24) hours prior to said entry.

EFFECT OF TERMINATION OF LEASE

19. No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Lessor's right to collect rent for the period prior to termination thereof.

NO ESTATE IN LAND

20. This contract shall create the relationship of Landlord and Tenant between Lessor and Lessee; no estate shall pass out of Lessor; Lessee has only a usufruct, not subject to levy and sale, and not assignable by Lessee except by Lessor's consent as set forth hereinabove.

HOLDING OVER

21. In the event Lessor desires to regain possession of the leased Premises upon the expiration of the term created by this Lease, Lessor shall have the absolute right and authority to forthwith re-enter and take possession of the leased Premises, with or without legal process, and refuse to accept any rent tendered by Lessee.

In the event Lessee remains in possession of the leased Premises after the expiration of the term of this Lease, without having first extended this Lease by written agreement with Lessor, such holding over shall not be construed as a renewal or extension of this Lease. Such holding over shall be deemed to have created and be construed as a tenancy at sufferance, terminable immediately upon notice in writing from Lessor to Lessee. The base rental to be paid shall be 150% of the base rental payable during the last month of the term of the Lease, payable on a per diem basis until Lessee vacates the Premises in accordance with the terms hereof. All other terms and conditions of this Lease shall continue to be applicable for both Lessor and Lessee.

If Lessee fails to surrender the Premises to Lessor on expiration of the term as required by this Paragraph, Lessee shall hold Lessor harmless from all damages resulting from Lessee's failure to surrender the Premises, including without limitation, claims made by a succeeding tenant resulting from Lessee's failure to surrender the Premises.

RIGHTS CUMULATIVE

22. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative but not restrictive to those given by law.

NOTICES

23. Any and all notices required or permitted to be given hereunder shall be in writing and may be delivered in person to either party or may be sent by courier, recognized national overnight delivery service or by United States Mail, certified, return receipt requested, postage prepaid to:

(a) Lessor at P.O. Box 730, Bedford Park, Illinois 60499-0730, with a copy to M K Management Company, Inc., P.O. Box 19859, Atlanta, Georgia 30325-0859, or such other address as Lessor may hereafter designate in writing to Lessee.

(b) Lessee at 6300 Powers Ferry Road, Suite 600, Box 346, Atlanta, Georgia 30339, or such other address as Lessee may hereafter designate in writing to Lessor, with a copy to Higgins & Dubner, 3333 Peachtree Road N.E., Atlanta, Georgia 30326, Attn: Steven Dubner, Esq..

(c) The holder of the Deed to Secure Debt at such address as may be furnished to Lessee by Lessor.

Any such notice shall be deemed received by the party to whom it was sent (i) in the case of personal delivery, recognized national overnight delivery service or courier delivery, on the date of delivery to such party, (ii) in the case of certified mail, the date receipt is acknowledged on the return receipt for such notice, and (iii) if delivery is rejected or refused or the courier, overnight delivery service or U. S. Postal Service is unable to deliver same because of changed address of which no notice was given pursuant hereto, the first date of such rejection, refusal or inability to deliver.

WAIVER OF RIGHTS

24. No waiver by Lessor of any provision hereof shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof other than the failure of Lessee to pay the particular rent so accepted regardless of Lessor's knowledge of said preceding breach at the time of acceptance of such rent.

STRIKES, WAR, OR ACTS OF GOD

25. The time within which Lessor or Lessee is obligated hereunder to construct, repair, or perform any other act required under the terms of this lease shall be extended and the performance excused when the delay is occasioned by strikes, threats of strikes, lockouts, war, threats of war, bombing, insurrection, invasion, acts of God, calamity, violent action of the elements, fire, action or regulation of any governmental agencies, laws, or ordinances, impossibility of obtaining materials, and other things beyond the reasonable control of the obligated party.

QUIET POSSESSION

26. Lessor warrants that Lessee, on paying the monthly rental installments and other payments provided for hereby, and on keeping, observing, and performing all other terms, conditions

and provisions herein contained on the part of the Lessee to be kept, observed, and performed, shall during the full lease term, peaceably and quietly have, hold, and enjoy the demised Premises for the full term of years in this lease, subject to the terms, conditions and provisions hereof.

TIME OF ESSENCE

27. Time is of the essence of this agreement.

TAXES

28. As additional rent, Lessee agrees and covenants to pay and discharge, before they become delinquent, all ad valorem or property taxes, all sanitary taxes, general and special assessments, all service fees and charges for the collection of garbage and/or trash from the Premises, and other taxes levied or assessed against the leased Premises or arising in respect to the occupancy, use or possession of the leased Premises, and which are assessed or become due and payable during the term of this lease. This obligation of Lessee shall include the obligation, imposed by any law, ordinance or regulation now in existence or hereafter enacted or adopted, to pay any taxes, assessments or charges for public improvements or services levied or imposed in whole or in part against the leased Premises or on the rents hereunder, or in substitution for ad valorem taxes, charges or assessments for public improvements or services as now imposed by law. Lessee shall, within thirty days following the last day on which any such taxes or assessments may be paid without incurring any interest or penalty, furnish to Lessor receipts or other evidence demonstrating payment thereof. There shall be an apportionment of all such taxes between Lessor and Lessee with respect to the first and last year of the term hereof. Lessee may, in good faith and in a lawful manner and upon giving notice to Lessor of its intention so to do, contest any tax, assessment or charge against the leased Premises, but all costs and expenses incident to such contest shall be paid by Lessee, and in case of an adjudication adverse to Lessee, then Lessee shall promptly pay such tax, assessment or charge. Lessee shall indemnify and save Lessor harmless against any loss or damage arising from such contest and shall, if necessary to prevent a sale or other loss or damage to Lessor, pay such tax, assessment or charge under protest and take such other steps as may be necessary to prevent any sale or loss.

Notwithstanding the above, Lessor shall have the right, at Lessor's option, to require Lessee to deposit with Lessor on the due date of each monthly installment of rent under this Lease, as additional rent, a sum equal to one-twelfth (1/12) of the last available annual tax bill; said deposits to be held by Lessor, free of interest and free of any liens or claims on the part of Lessee's creditors, to be used by Lessor to pay current taxes in full as the same become due and payable. Said deposits shall not be nor deemed to be trust funds but may be commingled with the general funds of Lessor. If said deposits are insufficient to pay said taxes in full as the same become due and payable, Lessee shall promptly deposit with Lessor such additional sum or sums as may be required in order for Lessor to pay said taxes in full. Any overpayment by Lessee shall be credited to the monthly deposit next becoming due or refunded to Lessee if the Lease term has expired.

In addition, Lessee agrees to make timely payment of all ad valorem or other taxes and assessments levied upon Lessee's merchandise, fixtures, equipment, furnishings and other property located on or used in connection with the Premises and of all privilege and business licenses, fees, taxes and similar charges in connection with Lessee's business.

The provisions hereof shall survive the termination of the Lease.

INSURANCE

29. Lessee agrees to procure, at Lessee's expense, Standard All Risk coverage insurance in a domestic insurance company licensed to do business in the State of Georgia, in an amount not less than the full insurable and replacement value of the building and other improvements on the leased Premises, and in any event not less than an amount sufficient to prevent the insured from becoming a co-insurer under any applicable co-insurance clause, and to keep such insurance in full force and effect for and during the time any buildings and improvements are located on the leased Premises during the term of this Lease. For the purposes hereof, "full insurable and replacement value" shall mean the replacement cost of the improvements without allowance for depreciation but excluding footings, foundations and other portions of improvements which are not insurable. A determination of full insurable value shall be made, at Lessor's option, at least once every three years at Lessee's expense by a firm of qualified fire insurance appraisers satisfactory to Lessor. Lessor is in the process of obtaining an "Insurance Appraisal" for the Premises. Until such time as Lessor obtains the aforementioned Insurance Appraisal, Lessor shall maintain premises insurance, as described above, at its expense. Upon obtaining said Insurance Appraisal, Lessor shall immediately provide of copy to Lessee, who shall, thereafter, have 30 days to obtain the appropriate amount of premises insurance as put forth in this section. Such policy or policies, shall insure Lessor and, so long as

a lender holds a first lien on the Premises under a deed to secure debt or other security instrument, shall contain a standard mortgagee clause providing for payment of the proceeds of the policy to such mortgagee, as its interests may appear. The deductible amount under said insurance policy shall not exceed $25,000.00 and Lessee shall be responsible for the payment of the deductible. Lessee shall, prior to the commencement date of the Lease, provide Lessor with a with a Certificate of Insurance evidencing such coverage and providing that such coverage shall not be canceled or terminated by the issuing insurance company, unless the issuing insurance company shall have given Buyer 30 days prior written notice of such cancellation or termination. Furthermore, all such insurance shall name Lessor, its parent and affiliated companies, its agents, officers and employees as additional insureds on all such policies . Failure of Lessee to maintain the aforementioned insurance, or notice of cancellation of such insurance to Lessor, shall constitute an act of default under the provisions of Paragraph 15 of this Lease.

Lessor and Lessee hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either party's property, to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer, whereby the insurer waives its rights of subrogation against the other party. The provisions of this clause shall not apply in those instances in which waiver of subrogation would cause either party's insurance coverage to be voided or otherwise made uncollectible.

The provisions hereof shall survive the termination of the Lease.

SURRENDER OF PREMISES

30. At the termination of this Lease, Lessee shall surrender the Premises to Lessor in the same condition as at the commencement of the term of this Lease, natural wear and tear only excepted, with all of Lessee's personal property and signs removed therefrom. Lessee shall arrange a meeting with Lessor's representative at the Premises for an inspection pertaining to the condition of the property, at which time Lessee shall surrender the keys to Lessor. The Premises shall be left broom-clean.

DEFINITIONS

31. "Lessor" as used in this Lease shall include first parties, their heirs, representatives, assigns and successors in title to the Premises. "Lessee" shall include second party, its heirs, representatives, and successors, and if this Lease shall be validly assigned or sublet, shall include also Lessee's assignees or sublessees, as to the Premises covered by such assignment or sublease, but shall not include any right to exercise any option to extend the term of this Lease. "Lessor" and "Lessee" include male and female, singular and plural, corporation, partnership, or individual, as may be appropriate for the particular parties. This Lease and all instruments or documents relating thereto shall be construed in accordance with the laws of the State of Georgia. The venue of any action or suit brought in connection herewith shall be in the county wherein the Premises are located

PARKING FACILITIES

32. Lessee shall have the right to use all lined parking spaces for parking automobiles for use by Lessee, its agents, customers and invitees. Lessee shall also have the right of ingress and egress to and from the street and the leased Premises, over and upon the driveways located thereon, said right to be used jointly with Lessor, its agents, representatives and employees. Lessee agrees not to park on, nor to block said driveways.

WAIVER OF SUBROGATION

33. Lessor and Lessee hereby waive any claim which may arise in its favor against the other party hereto during the term of this lease, or any renewal or extension thereof, for any loss or damage to any of its property located within, upon, or constituting a part of the Premises leased hereunder, which loss or damage is covered by a valid and collectible All Risk coverage insurance policy or policies, to the extent that such loss or damage is recoverable under said insurance policy or policies. Lessor and Lessee agree to notify its own insurance company, or companies, which have issued, or will issue to it, All Risk coverage insurance policies for the leased Premises, or anything located therein, and to have said policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of this mutual waiver.

DISCLOSURE OF AGENCY RELATIONSHIP

34. M K Management Company, Inc. has acted as agent for Lessor in this transaction and shall be compensated by Lessor. M K Management Company, Inc. has not acted as agent for Lessee in this transaction. Lessee represents and warrants to Lessor that Lessee has not employed or

engaged any real estate brokers or agents in connection with this Lease. Lessee hereby indemnifies Lessor and agrees to hold Lessor free and harmless from and against any and all losses, costs, damages and expenses (including, without limitation, reasonable attorneys' fees and costs of litigation) ever suffered or incurred by Lessor by reason of any claim or demand made against Lessor by any broker or agent other than M K Management Company, Inc. claiming by, through or under Lessee for any commissions, fees or other compensation in connection with this Lease, or any renewal, extension, expansion thereof, or any new lease as a substitution for this Lease.

HAZARDOUS SUBSTANCES AND MATERIALS

35. Notwithstanding anything to the contrary set forth herein, Lessee shall not use the leased Premises, the building or the grounds surrounding the building for the storage or disposal of Hazardous Material or toxic waste, and Lessee shall indemnify and hold Lessor harmless from any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, reasonable attorney's fees, resulting from the existence of Hazardous Material on the Premises to the extent caused by Lessee. Lessee further covenants that Lessee shall not bury nor inject, nor pour upon the surface or in or upon the land or into any public or private sewer or drainage facility, any Hazardous Material or toxic waste. Lessee agrees not to dig, drill or bore below ground level, nor to install any underground storage tanks. Hazardous Material as used in this Lease means any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any statute, law, ordinance, rule or regulation of any local, state or federal authority having jurisdiction over the Premises or its use, including but not limited to any material, substance or waste which is (a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317) as amended; (b) defined as a hazardous waste under Section 1004 of the Federal Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) as amended; or (c) defined as a hazardous waste substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, (42 U.S.C. Section 9601 et seq.) as amended.

Lessee shall complete the Hazardous Materials Disclosure Certificate, marked Exhibit "D", attached hereto and made a part hereof, to assist Lessor in evaluating and finalizing this Lease Agreement. After execution of this Lease Agreement, Lessee shall, on an annual basis, provide to Lessor an update of the information initially provided by Lessee in the original Hazardous Materials Disclosure Certificate.

Notwithstanding anything to the contrary above, Lessor shall indemnify and hold Lessee harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, reasonable attorney's fees, resulting from the existence of Hazardous Material on the Premises in violation of applicable Environmental Laws to the extent such violations existed prior to the date of this Lease or to the extent such violations are caused by Lessor or unrelated third parties during the term hereof. Prior to the commencement of this Lease, Lessor shall provide Lessee with appropriate information establishing the nature and extent of any environmental contamination at the property, which information shall establish a baseline for any future claims for environmental contamination. Lessee acknowledges that Lessor is in the process of active environmental remediation on the Property and Lessee agrees to take no actions that will hinder Lessor's access to the property for such activities.

The provisions hereof shall survive the termination of the Lease.

TENANT IMPROVEMENTS BY LESSOR

36. Lessor shall, at Lessor's expense, perform the tenant improvements as shown on Exhibit "E" attached hereto and made a part hereof. For all interior improvements, Lessor shall use it's best efforts to complete said interior improvement within 45 days of the execution of the Lease. For any "exterior" improvements agreed to, Lessor shall use its best efforts to complete said exterior improvements prior to the commencement date of the Lease. For purposes of this lease, the term "interior improvement" shall refer to any improvements/upgrades/repairs to the interior office and warehouse space of the Premises, or such areas that impact ingress and egress to such areas. "Exterior improvements" shall refer to the repair of the roof of the Premises and any such other improvements/upgrades/repairs that are on the outside of the Premises and will not affect Lessee's ability to utilize the interior office and warehouse space of the Premises.

The taking of possession of the Premises by Lessee shall be conclusive evidence that Lessor has satisfactorily performed the above-referenced tenant improvements, that Lessee accepts the Premises "AS IS" and that the Premises are suitable for Lessee's intended use. Notwithstanding anything to the contrary contained herein, Lessor represents and warrants that upon delivery of

possession of the Premises to Lessee, all HVAC, electrical, plumbing and other mechanical systems in or servicing the Premises will be in working order.

TENANT IMPROVEMENTS BY LESSEE

37. Lessor acknowledges that Lessee intends to make certain improvements to the Premises (hereinafter "Lessee's Work"), at Lessee's sole cost and expense, after Lessor completes the improvements set forth in Paragraph 36 above.

Prior to the commencement of Lessee's Work, Lessee shall submit, in writing, a plan detailing the improvements and the materials to be used in the making the improvements, which work shall be subject to the prior approval of Lessor. Lessee's Work must include the addition of bathrooms in the factory (53,000 square foot area) that will be compliant with ADA codes. Upon receipt of Lessor's approval, Lessee shall secure all necessary licenses and permits from the appropriate local authorities prior to the commencement of Lessee's Work and provide Lessor with a certificate of insurance evidencing builder's risk insurance and naming Lessor as an additional insured. Lessee's Work shall be performed in a good and workmanlike manner, using new materials and in compliance with all governmental requirements. Lessee agrees to pay when due all claims for labor or materials furnished to or for Lessee at or for use in the leased Premises. Lessee shall permit no liens to attach or exist against the Premises. Lessee's Work shall become at once a part of the realty and shall belong to and be the property of Lessor. At Lessor's option, Lessee may be required to remove all or part of Lessee's Work and restore the Premises to its original condition at Lessee's expense.

Upon completion of Lessee's Work, Lessee shall notify Lessor and Lessor shall inspect the Premises and either approve or object to Lessee's work within fifteen (15) days after receipt of Lessee's notice of completion. Provided Lessee is not then in default, Lessor will contribute towards the cost of Lessee's development, construction, and fixture related expenses (collectively, "Lessee's Work") by providing an allowance up to the amount of Two Hundred Twenty-Five Thousand and 00/100 Dollars ($225,000.00) (the "Allowance") to pay for Lessee's Work. If applicable, upon final completion, Lessee shall provide a Final Waiver of Lien and General Contractor's Affidavit in form reasonably acceptable to Lessor and Lessor's title insurer as required to fully and finally waive any mechanics or materialmen's liens which might affect the Project as a result of Lessee's Work. In the event Lessor incurs costs as a result of Lessee's failure to comply with the terms of this Lease, Lessor may reduce the amount of the Allowance otherwise payable to Lessee by the amount of such costs. [Allowance should be paid out periodically during build-out according to the following schedule:

Upon completion of construction and delivery of lien waivers for the work set out below, the following sums should be paid out:

AC	$130,000
Factory bathrooms	40,000
Art department	25,000
Electrical	30,000]

NET LEASE INTENDED

39. It is the intention of the parties that Lessor shall receive the cash rental specified in Paragraph 2 hereof as a net rental, free from all taxes, charges, expenses, damages and deductions of every description.

SHORT FORM LEASE

40. Lessee agrees not to record this Lease without the express written consent of Lessor and further agrees to execute, acknowledge and deliver at any time after the date of this Lease, at the request of Lessor, a "short form lease" suitable for recording.

TERMS CONFIDENTIAL

41. The terms and conditions of this Lease are confidential and Lessee hereby agrees not to disclose the terms and conditions hereof or discuss same with others, including, without limitation, prospective purchasers or tenants.

ACCORD AND GOOD STANDING

42. In the event Lessee hereunder is a corporation, limited liability company, partnership, or any other form of entity (other than a natural person), the person(s) executing this Lease on behalf of the Lessee hereby covenants and warrants the following:

(a) Lessee has been properly formed, is in good standing, and is qualified to do business in the state in which the Center is located;

(b) all forms, reports, fees, taxes, and other documents and charges required to establish and maintain Lessee's good standing, qualification to do business and compliance with applicable laws have been and will continue to be filed and paid by Lessee when due; and

(c) such persons executing this Lease on behalf of Lessee are duly authorized by the appropriate persons or governing bodies of Lessee to execute and deliver this Lease on behalf of Lessee.

ENTIRE AGREEMENT

43 This Lease and the Exhibits and Rider, if any, attached hereto, and forming a part hereof, set forth all of the covenants, promises, agreements, conditions, and understandings between Lessor and Lessee governing the Premises. There are no covenants, promises, agreements, conditions and understandings, either oral or written, between them other than those herein set forth. Except as herein provided, no subsequent alterations, amendments, changes or additions to this Lease shall be binding upon the Lessor or Lessee unless and until reduced to writing and signed by both parties. Submission of this instrument by Lessor to Lessee for examination shall not bind Lessor in any manner, nor constitute an offer for, a reservation of or an option for the Premises, and no lease, contract, option, agreement to lease or other obligation of Lessor shall arise until this instrument is signed by Lessor and delivered to Lessee.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their proper officers and corporate seals to be affixed, as of the day and year first above written.

EXECUTED BY LESSOR, this 28th day of September , 2005.

BEDFORD REALTY COMPANY, LLC.

By:
Name (typed): Robert J. Garner
Title (typed): Vice President
Bedford Insurance, Ltd., Sole Owner of Bedford Realty, LLC

By:
Name (typed): Kenneth J. Klausz
Title (typed): Asst. Secretary/Treasurer
Bedford Insurance, Ltd., Sole Owner of Bedford Realty, LLC

[CORPORATE SEAL]

EXECUTED BY LESSEE, this 26th day of September , 2005.

ONEUP INNOVATIONS, LLC

By:
Name (typed): Louis Friedman
Title (typed): CEO

By:
Name (typed): Leslie Vogelman
Title (typed): Secretary

EXHIBIT A

REAL PROPERTY

2745 Bankers Industrial Drive
Doraville, Georgia

All that tract or parcel of land lying and being in Land Lots 248 and 249 of the 6th District of DeKalb County, Georgia, and in Land Lots 247, 248, 249 and 250 of the 6th District of Gwinnett County, Georgia, and being more particularly described as follows:

BEGINNING at an iron pin on the southwesterly right-of-way line of Bankers Industrial Drive 1,055.21 feet southeasterly from the intersection formed by the southwesterly right-of-way line of Bankers Industrial Drive with the southeasterly right-of-way line of Bankers Circle, as measured along the southwesterly right-of-way line of Bankers Industrial Drive; thence extending along the southwesterly right-of-way line of Bankers Industrial Drive south 34 degrees 52 minutes 15 seconds east 146.03 feet to an iron pin; thence extending southeasterly along the southwesterly right-of-way line of Bankers Industrial Drive and following the curvature thereof 280.07 feet to an iron pin, the chord line of said last described course being 263.08 feet as measured on a bearing of south 69 degrees 44 minutes 30 seconds east; thence extending south 50 degrees 06 minutes 45 seconds west 986.17 feet to an iron pin; thence extending north 41 degrees 47 minutes west 429.73 feet to an iron pin; thence extending north 21 degrees 52 minutes 30 seconds west 22.08 feet to an iron pin; thence extending north 55 degrees 07 minutes 45 seconds east 878.65 feet to the point of BEGINNING; said tract containing 8.365 acres and being the same property shown on a Plat designated "Survey of Property for Thomas L. Johns, Jr. and David G. Schaefer, Jr." made by Nelson F. Coats, Registered Land Surveyor, dated May 13, 1977, as revised January 3, 1978, said Plat being made a part hereof, and being improved property having a building located thereon known as No. 2745 Bankers Industrial Drive, DeKalb County, Georgia.

FORM OF LETTER OF CREDIT

Fidelity Bank
One Securities Center
Suite 1550
3490 Piedmont Road
Atlanta, Georgia 30305

BENEFICIARY:

Bedford Realty Company, LLC
P.O. Box 730
Bedford Park, Illinois 60499-0370

APPLICANT:

OneUp Innovations, Inc.
6300 Powers Ferry Road
Suite 600, Box 346
Atlanta, Georgia 30339

AMOUNT: USD $225,000.00 (Two Hundred Twenty-Five Thousand and 00/100 Dollars)

Ladies and Gentlemen:

We hereby issue this Irrevocable Standby Letter of Credit No. ____________ ("Letter of Credit") in your favor for the account of ONEUP INNOVATIONS, INC., a Georgia corporation ("Tenant") for a sum not to exceed an aggregate amount of $225,000.00 effective immediately and expiring at our office at One Securities Centre, Suite 1550, 3490 Piedmont Road, Atlanta, Georgia 30305 on December 31, 2010 ("Expiry Date"). Notwithstanding anything herein to the contrary, this Letter of Credit shall automatically renew on a year-to-year basis, the first such renewal commencing on the day immediately following the Expiry Date unless we notify you (Beneficiary) in writing at least thirty (30) days prior to the Expiry Date (or the applicable subsequent Expiry Date, following any such renewal) that we will not renew this Letter of Credit. Partial Drawings are permitted hereunder, and each drawing under this Letter of Credit shall permanently reduce the face amount of this Letter of Credit by the amount of such drawing.

The face amount of this Letter of Credit may be reduced upon delivery to us at our offices indicated above of a completed request for reduction in the form of Annex A (as stated below) ("Reduction Certificate") executed by your authorized officer and an authorized signatory on behalf of Tenant. The amount of any such reduction shall be the amount indicated in the Reduction Certificate.

We undertake that drawings under this Letter of Credit will be duly honored upon presentation to us at our office indicated above on any Business Day (as defined below) on or before the Expiry Date of your sight draft(s) drawn on us, bearing the clause: "Drawn under ________________ Irrevocable Standby Letter of Credit No. ____________", together with a statement in the form of Annex B (as stated below) purportedly executed by your authorized officer and regardless of whether Tenant disputes the content of such statement. Payment will be made hereunder not later than 1:00 p.m. Eastern time on the third Business Day (as defined below) following the date such demand for payment is presented as aforesaid. Payment of any amount drawn under this Letter of Credit will be made in immediately available funds by wire transfer to such account as you shall specify or in such other manner as you specify in the sight draft presented to us with respect to such payment. For purposes of this Letter of Credit, the term "Business Day" shall mean a day upon which banks in Atlanta, Georgia are open for commercial business.

This Letter of Credit is transferable in full and not in part.

This Letter of Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended or amplified by reference to any document or instrument referred to herein or in which this Letter of

EXHIBIT "C"

Credit is referred to or to which this Letter of Credit relates and any such reference shall not be deemed to incorporate herein by reference to any document or instrument.

Except as stated herein, this undertaking is not subject to any condition or qualification. Our obligations under this Letter of Credit shall be the individual obligation of Fidelity Bank, in no way contingent upon reimbursement with respect thereto.

This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500 ("ISP 98") and, to the extent not inconsistent with the ISP 98, the laws of the State of Georgia.

ANNEX A

REDUCTION CERTIFICATE RELATING TO
_________________ IRREVOCABLE
LETTER OF CREDIT NO. ____________

Fidelity Bank

Attention: Direct Pay Letter of Credit Department

Bedford Realty Company, LLC, and OneUp Innovations, Inc., hereby request that the face amount of Letter of Credit No. __________ dated ____________, 2005 and issued by ______________ Bank ("Letter of Credit") be reduced $______________ SO THAT THE FACE AMOUNT OF THE Letter of Credit shall be $________________.

LANDLORD:

Bedford Realty Company, LLC
P.O. Box 730
Bedford Park, Illinois 60499-0370

By: ____________________
_________________, Manager

TENANT:

OneUp Innovations, Inc.
6300 Powers Ferry Road
Suite 600, Box 346
Atlanta, Georgia 30339

By: ____________________
Louis Friedman, President

Dated: ___________________, 2005

ANNEX B

CERTIFICATE RELATING TO FIDELITY BANK
IRREVOCABLE LETTER OF CREDIT NO. ______

Bedford Realty Company, LLC, an Illinois limited liability company ("Landlord") hereby requests payment of __________ United States Dollars (U.S. $_________) pursuant to Letter of Credit No. __________ ("Letter of Credit") dated ______________, 2005.

In connection with such request, the Landlord hereby certifies that the following have occurred: (i) Tenant has not complied with the terms and conditions of that certain Lease dated ________, 2005, entered into by and between Landlord, as landlord, and ONEUP INNOVATIONS, INC., a Georgia corporation, as tenant (the "Lease"), and (ii) Landlord has given to Tenant all required notices under the Lease, all applicable cure periods have expired and Tenant's default under the Lease remains uncured. LANDLORD:

Bedford Realty Company, LLC

P.O. Box 730
Bedford Park, Illinois 60499-0370

By: ______________________
______________________, Manager

Dated: ______________________, 2005

EXHIBIT "D"

HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Lessor (identified below) to evaluate and finalize a lease agreement with you as Lessee. After a lease agreement is signed by you and the Lessor (the "Lease Agreement"), on an annual basis in accordance with the provisions of Paragraph 35 of the signed Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Lessor subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Lessor to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease Agreement. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Lessor:

BEDFORD REALTY COMPANY, LLC

Name of (Prospective) Lessee: OneUp Innovations, LLC.

Mailing Address: 6300 Powers Ferry Road
Suite 600 Box 346
Atlanta GA 30339

Contact Person, Title and Telephone Number(s): Louis Friedman CEO
678-718-2540

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s): Same

Address of (Prospective) Premises: 2745 Bankers Industrial Drive
Doraville, Georgia

Length of (Prospective) initial term: 2006-2015

1. **GENERAL INFORMATION**:

Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled, services and activities to be provided or otherwise conducted. Existing Lessees should describe any proposed changes to ongoing operations. (Attach additional sheets if necessary.) Cut urethane foam, sew fabric, package, assemble

2. **USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS**

2.1 Will any Hazardous Materials be used _____, generated _____, stored _____, or disposed of _______, in, on or about the Premises? (Note: Generally all storage will be required to be fully contained.) Existing Lessees should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

Wastes	Yes _____	No ✓
Chemical Products	Yes _____	No ✓
Other	Yes _____	No ✓

If yes is marked, attach all MSDS's and please explain: (MSDS's attached _____),

2.2 If yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of each such Hazardous Material at any given time; estimated annual throughout; the proposed location(s) and method of storage, including container size and types (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or sub-contractors. Existing Lessees should attach a list setting forth the information requested above and such list should include actual data from ongoing operations and the identification of any variations in such information from the prior year's certificate. Attach a Site Plan indicating all storage areas - (Attached _______).

3. **STORAGE TANKS AND SUMPS**

3.1 Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing Lessees should describe any such actual or proposed activities, including any required SPCC Plan.

Yes _____ No ✓

If yes, please explain:

4. **WASTE MANAGEMENT**

4.1 Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing Lessees should describe any additional identification numbers issued since the previous certificate.

Yes _____ No ✓

Describe RCRA status: ______________________________

4.2 Has your company filed a biennial or quarterly report as a hazardous waste generator? Existing Lessees should describe any new reports filed.

Yes _____ No ✓

If yes, attach a copy of the most recent report filed. (Attached _____).

5. WASTEWATER TREATMENT AND DISCHARGE

5.1 Will your company discharge wastewater or other wastes to:

NO	storm drain?	NO	sewer?
NO	surface water?	NO	facility treatment plant?
NO	grounds (i.e., compressor blow-down)	NO	no wastewater or other wastes discharged

Existing Lessees should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s). (Note: Generally, discharges to storm drains will be prohibited without prior review and approval from Landlord.) N/A

6. AIR DISCHARGES

6.1 Do you plan for any air filtration systems or stacks to be used in your company's operations in, on or about the premises that will discharge into the air; and will such air emissions be monitored? Existing Lessees should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes _____ No ✓

If yes, please explain: ______________________________

6.2 Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing Lessees should specify any such equipment being operated in, on or about the Premises.

No	Spray booth(s)	NO	Incinerator(s)
NO	Dip tank(s)	NO	Drycleaning
NO	Drying oven(s)	NO	Other (please describe)
NO	No Equipment Requiring Air Permits		

If yes, please explain: ______________________________

6.3 Do any of your operations generate an obvious odor:

Yes _____ No ✓

If yes, please explain: ____________________

7. **HAZARDOUS MATERIALS DISCLOSURES**

7.1 Has your company prepared or will it be required to prepare a Hazardous Materials management plan ("Management Plan") pursuant to Fire Department or other governmental or regulatory agencies' requirements. Existing Lessees should indicate whether or not a Management Plan is required and has been prepared.

Yes ____ No ✓

If yes, attach a copy of the Management Plan. Existing Lessees should attach a copy of any required updates to the Management Plan.

7.2 (CA Only) Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in or about the premises regulated under Proposition '65? Existing tenants should indicate whether or not there are any new hazardous materials being used which are regulated under Proposition '65.

Yes ____ No ✓

If yes, please explain: ____________________

8. **ENFORCEMENT ACTIONS AND COMPLAINTS**

8.1 With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees designated as PRP or has your company received requests for information, notice or demand letters (cited in violation of any environmental regulation), or any other inquiries regarding its operations? Existing Lessees should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes ____ No ✓

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing Lessees should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Lessor pursuant to the provisions of Section ____ of the signed Lease Agreement.

8.2 Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes ____ No ✓

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Lessor. Existing Lessees should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Lessor pursuant to the provisions of Section ____ of the signed Lease Agreement. ____________________

EXHIBIT "B"


MEZZANINE
TOTAL AREA : 53,200 SF
OFFICE AREA : 1,601 SF
TOTAL AREA : 80,000 SF
OFFICE AREA : 6,669 SF

2745 BANKERS INDUSTRIAL DRIVE
TOTAL AREA : 133,200 SF